Exhibit 5

                         SHAW PITTMAN POTTS & TROWBRIDGE
                A Partnership Including Professional Corporations
                               2300 N Street, N.W.
                             Washington, D.C. 20037


                                January 13, 1999


B.F. Saul Real Estate Investment Trust
8401 Connecticut Avenue
Chevy Chase, Maryland 20815

Ladies and Gentlemen:

     We have acted as counsel to B.F. Saul Real Estate Investment Trust, an unincorporated business trust existing and operating under a declaration of trust governed by the laws of the State of Maryland (the "Trust"), in connection with the preparation of Registration Statement No. 333-_______ on Form S-1 (the "Registration Statement") and the offering of the Trust's notes thereunder (the "Notes"). The Notes will be issued pursuant to an Indenture dated as of September 1, 1992, as amended (the "Indenture"), between the Trust and the trustee named therein (the "Trustee").

     This opinion is being rendered pursuant to the requirements of Item 16 of Form S-1 and Items 601(a) and 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     For purposes of rendering this opinion, we have examined:

(i) the Amended and Restated Declaration of Trust of the Trust (the "Declaration of Trust"), as amended through the date hereof, as certified on March 31, 1998 by the Maryland State Department of Assessments and Taxation;

(ii) the By-laws of the Trust, as amended through the date hereof (the "Trust By-laws"), as certified by the Secretary or an Assistant Secretary of the Trust as of the date hereof;

(iii) resolutions of the Board of Trustees of the Trust adopted as of January 13, 1999 by unanimous written consent in lieu of a meeting as certified by the Secretary or an Assistant Secretary of the Trust as of the date hereof;

(iv) an executed copy of the Indenture dated September 1, 1992, the First Supplemental Indenture, dated January 16, 1997, and the Second Supplemental Indenture, dated January 13, 1999; and
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(v)       the form of Note as provided in the Indenture.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinion set forth below, we have relied upon statements and representations of officers and other representatives of the Trust.

     Based upon and subject to the foregoing, and having due regard for such legal considerations as we deem relevant, it is our opinion that:

1. The Notes have been duly and validly authorized by the Trust and, assuming the conformity of the Notes with the form thereof examined by us, valid execution of the Notes in accordance with the Indenture by the Trust and authentication of the Notes in accordance with the Indenture by the Trustee, the Notes will be legally issued, fully paid and nonassessable and will constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except that (A) enforcement of the Notes may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws, regulations or procedures of general applicability relating to or affecting the enforcement of creditors' rights and (2) the application of general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law), and (B) rights to indemnification and contribution may be limited by applicable law or equitable principles or otherwise may be unenforceable as against public policy.

     The foregoing opinions are based upon and are limited to applicable federal law and the laws of the State of Maryland (without regard to the choice of law provisions thereof).

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to Shaw Pittman Potts & Trowbridge under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


                              Very truly yours,



                              SHAW PITTMAN POTTS & TROWBRIDGE